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                                                                       EXHIBIT 1

                                   $.,000,000

                  First Republic Preferred Capital Corporation

                                1,000,000 Shares

                   .% Noncumulative Series B Preferred Stock

                         FORM OF UNDERWRITING AGREEMENT
                         ------------------------------

                                                                ___________,2001


Wells Fargo Van Kasper, LLC
Ryan, Beck & Co.
c/o Wells Fargo Van Kasper, LLC
600 California Street, Suite 1700
San Francisco, California 94104

Ladies and Gentlemen:

         First Republic Preferred Capital Corporation, a Nevada corporation (the "Company") and First Republic Bank (the "Bank"), a Federal Deposit Insurance Corporation ("FDIC") insured Nevada chartered commercial bark, confirm their agreement (the "Agreement") with Wells Fargo Van Kasper, LLC ("Wells Fargo") and Ryan, Beck & Co. ("Ryan, Beck" and together with Wells Fargo, the "Underwriters", which terms shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number set forth in Schedule A of the Company's .%
                                               ----------
Noncumulative Series B Preferred Stock (the "Series B Preferred Shares"), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 180,000 additional shares of the Company's .% Noncumulative Series B Preferred Stock to cover over-allotments, if any. The aforesaid 1,000,000 Series B Preferred Shares to be purchased by the Underwriters (the "Initial Securities") and any part of the 180,000 shares of the Company's .% Noncumulative Series B Preferred Stock subject to the option described in
Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." Each of the Securities is exchangeable, on the terms set forth in the Certificate of Designations of the Company for the Series B Preferred Shares (the "Certificate of Designations"), into 1/40 of a share of the Bank's .% Noncumulative Series B Preferred Stock (the "Bank Preferred Shares"), which such Bank Preferred Shares are described in and subject to the conditions set forth in the Certificate of Designations of the Bank (the "Bank Certificate of Designations"). The Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to an additional or supplemental letter agreement

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(the "DTC Agreement"), to be dated on or prior to the Closing Time (as defined in below), between the Company and DTC.

         The Company and the Bank understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

         The Company and the Bank have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (No. 333-72510) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated _____, 2001 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "disclosed" or "stated" in the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Prospectus.

         SECTION 1.    Representations and Warranties.
                       ------------------------------

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         (a)  Each of the Company and the Bank, jointly and severally, represents and warrants to each of the Underwriters as of the date hereof and as of the Closing Time, and agree with each of the Underwriters as follows:

                  (i)    Each of the Registration Statement and any Rule 462(b)

         Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                             At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Wells Fargo expressly for use in the Registration Statement or Prospectus.

                  (ii) The Company and the Bank have not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, they will not distribute any offering materials in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act and the 1933 Act Regulations.

                  (iii) The financial statements of the Bank included in the Prospectus and the Registration Statement present fairly in all material respects the financial position of the Bank and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and consolidated changes in financial position of such entities for the periods specified; such financial statements comply as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and

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         have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. The balance sheet of the Company included in the Prospectus and the Registration Statement presents fairly in all material respects the financial position of the Company as of the date indicated; such balance sheet complies as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and has been prepared in conformity with GAAP applied on a consistent basis. The selected financial data included in the Prospectus and Registration Statement present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in therein.

                  (iv) To the knowledge of the Company and the Bank, the accountants who certified the financial statements and supporting schedules of the Company and the Bank and its consolidated subsidiaries included in or incorporated by reference in the Prospectus and the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (v) Since the respective dates as of which information is given in the Prospectus and the Registration Statement, except as may otherwise be stated in, or referred to therein: (A) there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or operations of (i) the Company, whether of not arising in the ordinary course of business (a "Company Material Adverse Effect") or (ii) the Bank and its subsidiaries, whether or not arising in the ordinary course of business (a "Bank Material Adverse Effect" and, together with a Company Material Adverse Effect, a "Material Adverse Effect"), (B) there have been no transactions entered into by: (i) the Company or (ii) the Bank or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company or the Bank and its subsidiaries, as the case may be, and (C) except as disclosed in the Prospectus and the Registration Statement, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

                  (vi) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Registration Statement and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Company Material Adverse Effect.

                  (vii) The Bank has been duly organized and is validly existing as a Nevada banking corporation with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Registration Statement and to enter into its obligations under this Agreement; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to

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         so qualify or be in good standing would not result in a Bank Material
         Adverse Effect. The Bank's deposit accounts are insured by the FDIC to the fullest extent provided under applicable law, and no proceedings for the termination or revocation of such insurance are pending or to the knowledge of the Bank, threatened.

                  (viii)     The Company has no subsidiaries.

                  (ix) Each subsidiary of the Bank (other than the Company) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and the Registration Statement (or, if not so described, as presently conducted), and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property of the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Bank Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Bank has been duly authorized and validly issued and is fully paid and nonassessable and is owned, directly or through other subsidiaries of the Bank, by the Bank; and all of the capital stock of each subsidiary of the Bank that is owned by the Bank, directly or through other subsidiaries of the Bank, is owned free and clear of any pledge, lien, encumbrance, claim or equity.

                  (x) The Company and the Bank and its subsidiaries have good and marketable title to all properties (real and personal) owned by the Company and the Bank and its subsidiaries, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus and the Registration Statement or (b) do not, singly or in the aggregate, have a Material Adverse Effect.

                  (xi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the Registration Statement in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement and redemptions contemplated in the Prospectus and the Registration Statement). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. Except as set forth in the Prospectus and the Registration Statement, all of the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), are owned by the Bank free and clear of any liens, charges or encumbrances.

                  (xii) All of the outstanding shares of common stock of the Bank have been duly authorized and validly issued, are fully paid and nonassessable. The authorized, issued and outstanding capital stock and any outstanding short-term debt, long-term debt and capital lease obligations of the Bank at September 30, 2001 are as set forth in the consolidated financial statements of the Bank included in the Prospectus and the Registration Statement, and any subsequent borrowings and issuances have been made in the ordinary course of business.

                  (xiii) This Agreement has been duly authorized, executed and delivered

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     by each of the Company and the Bank.

          (xiv) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Securities conform in all material respects to the statements relating thereto contained in the Prospectus and the Registration Statement and such description conforms in all material respects to the provisions of the Certificate of Designations; the relative rights, preferences, interests and powers of the Securities are as set forth in the Certificate of Designations relating thereto; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

          (xv) The Bank Preferred Shares have been duly authorized and, when issued upon an Exchange Event (as defined in the Prospectus and the Registration Statement), will have been validly issued and fully paid and non-assessable; the Bank Preferred Shares conform in all material respects to the statements relating thereto contained in the Prospectus and the Registration Statement and such description conforms in all material respects to the provisions of the Bank Certificate of Designations and the resolutions of the Bank relating thereto (the "Bank Resolutions"); the relative rights, preferences, interests and powers of the Bank Preferred Shares are as set forth in the Bank Certificate of Designations and the Bank Resolutions relating thereto; and the issuance of the Bank Preferred Shares is not subject to the preemptive or other similar rights of any security holder of the Bank.

          (xvi) None of the Bank, the Company or any of the Company's subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Bank, the Company or any of the Company's subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Bank, the Company or any of the Company's subsidiaries is subject except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus and the Registration Statement, (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus and the Registration Statement under the caption "Use of Proceeds") and compliance by the Company and the Bank with their respective obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of their respective property or assets pursuant to their respective articles of incorporation, charter or by-laws or any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material

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     Adverse Effect), nor will such action result in any violation of the provisions of their respective articles of incorporation, charter or by-laws or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over them or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Bank, as applicable.

          (xvii) Except as disclosed in the Prospectus and the Registration Statement , the Company and the Bank and its subsidiaries are conducting their respective businesses in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders (including, without limitation, all regulations and orders of, or agreements with, the FDIC and the Commissioner, Department of Business and Industry, Financial Institutions Division, State of Nevada) applicable to them. There is no action, suit, investigation or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company or the Bank, threatened against or affecting the Bank or any of its subsidiaries (A) that is required to be disclosed in the Prospectus and the Registration Statement and not disclosed therein, (B) that could result in a Company Material Adverse Effect or a Bank Material Adverse Effect or (C) that could adversely affect the consummation of the transactions contemplated in this Agreement.

          (xviii) Each of the agreements listed in Schedule B hereto has been duly authorized, executed and delivered by the Company or the Bank, as the case may be, and constitutes a valid and legally binding obligation of the Company or the Bank, as the case may be, enforceable in accordance with its terns, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights.

          (xix) At the Closing Time, the Bank will be the beneficial owner of at least 90% of the outstanding common stock of the Company.

          (xx) There are no contracts or documents which are required to be described in the Prospectus and the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

          (xxi) The Company is organized and carries on its business so as to qualify as "real estate investment trust" (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and no transaction or other event has occurred which would cause the Company to fail to qualify as a REIT for its current taxable year or for future taxable years.

          (xxii) The Bank and the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and none of the Bank, the Company or any of the Company's subsidiaries has received any notice or is otherwise

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          aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Bank, the Company or any of the Company's subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xxiii) Neither the Company nor the Bank is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus and the Registration Statement, neither the Company nor the Bank will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxiv) The Company (i) is the sole owner of the Mortgage Loans (as defined in the Prospectus and the Registration Statement) and such ownership is free and clear of any lien, security interest or other encumbrance, (ii) has not granted, and will not grant, any participation or other interest or assignment, other option or rights to the Mortgage Loans, and (iii) has not pledged, collaterally assigned or otherwise hypothecated any interest therein.

          (xxv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Bank of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, the filing of the Certificate of Designations, and the Bank Certificate of Designations with the appropriate authority in the State of Nevada and (ii) those which would not have a Material Adverse Effect.

          (xxvi) The Company and the Bank and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith anal by appropriate proceedings, except where the failure to do so would not have a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or the Bank or its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities, except where the failure to do so would not have a Material Adverse Effect.

          (xxvii) The Company and the Bank and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and of the same or similar size and complexity, and all such insurance is in full force and effect.

          (xxviii) The Company and the Bank and its subsidiaries possess all

                                        8

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          material permits, licenses, approvals, consents and other
          authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by each of them or proposed to be operated by them as described in the Prospectus and the Registration Statement; the Company and the Bank and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor the Bank has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate would result in a Material Adverse Effect.

          (xxix) No labor dispute with the employees of the Company or the Bank or any subsidiary exists or, to the knowledge of the Company or the Bank, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

          (xxx) Neither the Company nor the Bank has taken nor will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.

          (xxxi) Within the period of the preceding six months prior to the date hereof, neither the Company or the Bank nor any other person acting on behalf of the Company or the Bank has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than the Securities offered or sold to the Underwriters.

          (xxxii) The Bank Preferred Shares are exempt securities under Section 3(a)(5) of the 1933 Act, and registration of the Bank Preferred Shares under the 1933 Act, is not required in connection with the offer, sale, issuance or delivery of the Bank Preferred Shares as contemplated herein.

          (xxxiii) Prior to the Closing Time, the Bank shall have filed a dated copy of the Certificate of Designations and the Bank Certificate of Designations, duly authorized and adopted by the Bank, with the applicable regulatory body providing for the issuance of the Bank Preferred Shares.

          (xxxiv) The representations and warranties of the Company or the Bank contained in the agreements listed on Schedule B attached hereto are, as of the date hereof and will be as of Closing Time, true and correct.

          (xxxv) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants,

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     contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxxvi) Except as described in the Registration Statement and the Prospectus there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     (b) Any certificate signed by any duly authorized officer of the Company or the Bank and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Bank, as the case may be, to the Underwriters as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Each Underwriter; Closing.
                ----------------------------------------------

     (a)  Initial Securities. On the basis of the representations and
          ------------------
warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of $. per Initial Security, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus
                        ----------
any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b)  Option Securities. In addition, on the basis of the representations
          -----------------
and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 180,000 shares of the Company's
 .% Noncumulative Series B Preferred Stock at a price of $. per Option Security. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total
         ----------
number of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Deliveries of certificates for the Initial Securities shall be made at the office of the Underwriters in New York (or at the offices of Sidley Austin Brown & Wood LLP specified below in the case of Securities registered in the name of Cede & Co.), and payment of the purchase price for the Initial Securities shall be made by Wells Fargo on behalf of the Underwriters to the Company by wire transfer of immediately available funds contemporaneous with closing at the offices of Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 94104, at 10:00 A.M., PST, on _________, 2001, or such other time as may be agreed upon by Wells Fargo and the Company and the Bank (such time and date of payment and delivery being herein called the "Closing Time").

     Payment for the Initial Securities purchased by the Underwriters shall be made to the Company by wire transfer of immediately available funds, against delivery for the account of the Underwriters of certificates for the Initial Securities. Certificates for the Initial Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least one business day before the Closing Time.

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Wells Fargo and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

     It is understood that each of the Underwriters has authorized Wells Fargo for its account to accept delivery of, receipt for and make payment of the purchase price for the Securities which it has agreed to purchase. Wells Fargo, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company and the Bank. The Company and the Bank,
                -------------------------------------
jointly and severally covenant with each of the Underwriters as follows:

          (a) The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall object.

          (c) The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

          (i) The Company will not without the prior written consent of Wells Fargo, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any securities with characteristics and terms similar to or convertible into, or exercisable, or exchangeable for, Securities or Bank Preferred Shares; or publicly announce an intention to effect any such transaction, for a period of 30 days after the date of the Underwriting Agreement.

          (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

          (k) The Company will advise the Underwriters promptly, and if requested by Underwriters, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the 1933 Act or the 1933 Act Regulations, of
     (i) any material change in the Company's or the Bank's condition (financial or otherwise), prospects, earnings, business or properties or (ii) any new material information relating to the Company or the Bank or relating to any matter stated in the Prospectus or the Registration Statement which comes to the attention of the Company.

          (l) The Company will cooperate with the Underwriters and use their reasonable best efforts to permit the Securities, other than in certificated form, to be eligible for clearance and settlement through the facilities of DTC.

          (m) The Company will use the proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (n) The Company and the Bank will each continue to use its best efforts to qualify as a REIT under the Code

     SECTION 4. Payment of Expenses.
                -------------------

     (a) Expenses. The Company will pay all expenses incident to the performance
         --------
of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) any fees charged by securities rating services for rating the Securities and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

     (b) Termination of Agreement. If this Agreement is terminated by the
         ------------------------
Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i), hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of Sidley Austin Brown & Wood LLP, counsel for the Underwriters. It is understood, however, that except as provided in this Section 4, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any resales.

     SECTION 5. Conditions of the Underwriters' Obligations. The obligations of
                -------------------------------------------
the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank contained in Section 1 hereof or in certificates of officer of the Company or the Bank or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Bank of their obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration
              ---------------------------------------
     Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinions of Counsel for the Company and the Bank. At the Closing
              ------------------------------------------------
     Time, the Underwriters shall have received favorable opinions in form and substance satisfactory to counsel for the Underwriters, dated as of the Closing Time, of each of Clifford Chance Rogers & Wells, LLP, special counsel to the Company and the Bank, Clifford Chance Rogers & Wells, LLP, special tax counsel to the Company, Lionel, Sawyer & Collins, special Nevada counsel to the Company and the Bank and Edward J. Dobranski, Senior Vice President and General Counsel of the Bank, each of which is attached hereto as Exhibits A, B, C and D, respectively.

          (c) Opinion of Counsel for Underwriters. At the Closing Time, the
              -----------------------------------
     Underwriters shall have received the favorable opinion, dated and legal existence of the Company, the Securities, this Agreement, the Registration Statement and the Prospectus and other related matters as the Underwriters may require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Bank and its subsidiaries and certificates of public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California, the State of New York and the federal law of the United States upon the opinion by counsel satisfactory to the Underwriters.

          (d) Certificates. At the Closing Time, there shall not have been,
              ------------
     since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Underwriters shall have received a certificate of the Chief Executive Officer, the President or any Executive Vice President or Senior Vice

     President of each of the Company and the Bank and of the chief financial officer or the chief accounting officer of each of the Company and the Bank, dated as of the Closing Time, to the effect that, to his or her knowledge, (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof were true and correct when made and are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time,
     (iii) the Company or Bank, as the case may be, have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (e) Accountant's Comfort Letter. At the time of execution of this
             ---------------------------
     Agreement, the Underwriters shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

         (f) Bring-down Comfort Letter. At the Closing Time, the Underwriters
             -------------------------
     shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section.

         (g) Maintenance of Rating. At the Closing Time, the Securities shall be
             ---------------------
     rated at least "BB" by Standard & Poor's Rating Services, a division of McGraw Hill, Inc., "BB+" by Duff and Phelps Rating Co. and "BB+" by Fitch IBCA, Inc. and the Bank shall have delivered to the Underwriters a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Securities have such ratings; and between the date of this Agreement and the Closing Time, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's or the Bank's debt securities by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, or that it otherwise has a negative outlook with respect to, its rating of any of the Securities or any of the Bank's other securities.

         (h) No Objection. The NASD has confirmed that it has not raised any
             ------------
     objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (i) Approval of Listing. At Closing Time, the Securities shall have
             -------------------
     been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

         (j) Additional Documents. At the Closing Time, counsel for the
             --------------------
     Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Company and the Banks, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Banks in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (k) Conditions to Purchase of Option Securities. In the event that the
             -------------------------------------------
     Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

             (i)   Certificates. A certificate, dated such Date of Delivery, of
                   ------------
     the Chief Executive Officer, the President or any Executive Vice President or Senior Vice President of each of the Company and the Bank and of the chief financial officer or the chief accounting officer of each of the Company and the Bank confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

             (ii)  Opinion of Counsel for Company and the Bank. The favorable
                   -------------------------------------------
     opinion of Clifford Chance Rogers & Wells, LLP, special counsel to the Company and the Bank, Clifford Chance Rogers & Wells, LLP, special tax counsel to the Company, Lionel, Sawyer & Collins, special Nevada counsel to the Company and the Bank and Edward J. Dobranski, Senior Vice President and General Counsel of the Bank, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

             (iii) Opinion of Counsel for Underwriters. The favorable opinion of
                   -----------------------------------
     Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

             (iv)  Bring-down Comfort Letter. A letter from KPMG LLP, in form
                   -------------------------
     and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

             (v)   No Downgrading. Subsequent to the date of this Agreement, no
                   --------------
     downgrading shall have occurred in the rating accorded the Securities or of any of the Company's other securities by any of the rating agencies listed in paragraph 5(g) hereof, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Company's securities.

         (l) Termination of Agreement. If any condition specified in this
             ------------------------
     Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by written notice to the Company and the Bank at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.
                ---------------

     (a) Indemnification of Underwriters.  Each of the Company and the Bank
         -------------------------------
agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(c) below) any such settlement is effected with the written consent of the Company and the Bank; and

               (iii) against any and all expense whatsoever, as incurred (including, subject to the third sentence of Section 6(c) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any
     --------  -------
     loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Bank by any Underwriter through Wells Fargo expressly for use in the Prospectus (or any amendment thereto).

     (b) Indemnification of the Company and the Bank, Directors and Officers.
         -------------------------------------------------------------------
Each Underwriter agrees, severally, to indemnify and hold harmless the Company and the Bank, their directors and officers, and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Wells Fargo expressly for use in the Prospectus.

     (c) Actions against Parties; Notification. Each indemnified party shall
         -------------------------------------
give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified parties or any person or persons controlling the respective indemnified parties, defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties or controlling person; provided, however, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties or any such controlling person who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, in the reasonable judgment of counsel for the indemnified party or parties, there may be a conflict of interest such that multiple representation would violate the Code of Professional Responsibility or like governing rules, in which event the fees and expenses of appropriate separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability ox a failure to act by or on behalf of any indemnified party.

     SECTION 7. Contribution. In order to provide for just and equitable
                ------------
contribution in circumstances under which the indemnification provided for in
Section 6 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Bank, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Bank, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount or commission received by the Underwriters, bear to the aggregate initial offering price of the Securities.

         The relative fault of the Company and the Bank, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Bank or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each officer and director of the Company and the Bank, and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Bank. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and
                                                        ----------
not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery.
                --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Bank, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9. Termination of Agreement.
                ------------------------

     (a) The Underwriters may terminate this Agreement, by notice to the Company or the Bank, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Bank has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority or if a material disruption in commercial banking or securities settlement, or clearance services in the Untied States occurs, or (iv) if a banking moratorium has been declared by either federal, New York or Nevada authorities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other patty except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of
                 ------------------------------------------
the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any nondefaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements, provided that in no event may the Closing Time be postponed after _______,2001. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.


     SECTION 11. Notices. All notices and other communications hereunder shall
                 --------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters c/o Wells Fargo Van Kasper, LLP at 600 California Street, Suite 1700, Attention: ., with a copy to Sidley Austin Brown & Wood LLP, Attention: Gerald J. McGovern, Esq.; notices to the Company and the Bank shall be directed to First Republic Bank, 111 Pine Street, San Francisco, CA 94111, Attention: Willis H. Newton, Jr., Senior Vice President and Chief Financial Officer; with a copy to Clifford Chance Rogers & Wells, LLP, Two Hundred Park Avenue, New York, NY 10166-0153, Attention: John A. Healy, Esq.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be
                 -------
binding upon the Underwriters and the Company and the Bank and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. Except as provided in the last sentence of this Section 12, this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND
                 ----------------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     SECTION 14. Effect of Headings. The Article and Section headings herein are
                 ------------------
for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between each Underwriter and the Company and the Bank in accordance with its terms. The execution and delivery of this Agreement by the Company and the Bank and its acceptance, execution and delivery by or on behalf of the Underwriters may be evidenced by an exchange of telecopied or other written communications.

                                Very truly yours,

                                FIRST REPUBLIC PREFERRED CAPITAL CORPORATION


                                By  ____________________________________________
                                    Name:   Julie N. Miyachi
                                    Title:  Vice President of Operations and
                                            Reporting


                                FIRST REPUBLIC BANK


                                By  ____________________________________________
                                    Name:   Edward J. Dobranski
                                    Title:  Senior Vice President and General
                                            Counsel


CONFIRMED AND ACCEPTED,
as of the date first above written:
Wells Fargo Van Kasper, LLC
Ryan, Beck & Co.

By:  Wells Fargo Van Kasper, LLC

By
     ------------------------------------------------
     Name:    Peter Wirth
     Title:   Managing Director





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